UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2018, Shane Mace resigned as a director of the Board of Directors (the “Board”) of Sunworks, Inc. (the “Company”), which resignation will take effect on April 2, 2018. Mr. Mace’s decision to resign did not result from any disagreement with the Company, the Company’s management or the Board.

On March 26, 2018, Daniel Gross was appointed as a director of the Company, which appointment will take effect on April 2, 2018. Mr. Gross will serve as a member of the Board’s Audit and Corporate Governance/Nominating Committee and as chair of the Compensation Committee.

Since 2015, Mr. Gross has served as an Adjunct Professor at Columbia University and since 2016 as a Lecturer at Yale University. Mr. Gross previously served as a Managing Director of Pegasus Capital Advisors from 2015 through 2016 and a Managing Director of Oaktree Capital Management from 2013 through 2015. Mr. Gross was one of the founding Partners of Hudson Clean Energy, a private equity firm with over $1 billion in assets under management. Prior to Hudson, Mr. Gross worked in the U.S. alternative energy investment group at Goldman Sachs as well as GE Capital's Energy Financial Services unit, where he founded the renewable energy investment business. Mr. Gross is a Fulbright Scholar and holds a Master’s Degree in Environmental Management, Master’s in Business Administration and Bachelor of Arts Degree (Phi Beta Kappa) from Yale University.

The Board has determined that Mr. Gross is an independent director within the meaning of NASDAQ Rule 5605. Mr. Gross qualifies to serve on the Board because of his extensive experience in the renewable energy sector.

In connection with Mr. Gross’ appointment to the Board, he will receive an option to purchase 50,000 shares of the Company’s common stock (the “Option”) with an exercise price equal to the closing price of the Company’s common stock on the effective date of Mr. Gross’s appointment. The Option will be issued pursuant to the Company’s 2016 Equity Incentive Plan and shall vest shall vest and become exercisable in 1/36 increments over a three-year period commencing on the effective date of the grant.

Mr. Gross does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Gross and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01               Other Events

On March 28, 2018, the Company issued a press release regarding Mr. Gross’ appointment as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d) The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description

99.1	Sunworks, Inc. Press Release dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: March 28, 2018	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chief Executive Officer